                                                                    Exhibit 25.3

                                Registration No.
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                      ____

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2) X
                                                     ---
                                   __________


                 FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

United States National Banking Association            56-1989961
(State of incorporation if                            (I.R.S. employer
not a national bank)                                  identification no.)

First Union Trust Company, National Association
One Rodney Square, Suite 102
920 King St.
Wilmington, DE                                        19801
(Address of principal                                 (Zip Code)
executive offices)

                                  Same as above
                                  -------------

                 (Name, address and telephone number, including
                   area code, of trustee's agent for service)

                          Community Trust Bancorp, Inc.
               (Exact name of obligor as specified in its charter)

                              The State of Kentucky
         (State or other jurisdiction of incorporation or organization)

                                   61-0979818
                      (I.R.S. employer identification no.)

                                       c/o
                                  Jean R. Hale
                Vice Chairman, President, Chief Executive Officer
                          Community Trust Bancorp, Inc.
                              346 North Mayo Trail
                            Pikeville, Kentucky 41501

          (Address, including zip code, of principal executive offices)
                              ____________________

                      GUARANTEE OF TRUST PREFERRED SECURITIES OF CTBI
                       PREFERRED CAPITAL TRUST II

         (Title of the Amended and Restated Trust Agreement securities)

                ________________________________________________

1.   General information. Furnish the following information as to the trustee:
     -------------------

     (a) Name and address of each examining or supervising authority to which it is subject

-----------------------------------------------------------------

         Name                                         Address

------------------------------------------------------------------

Federal Reserve Bank of Richmond, VA               Richmond, VA

Comptroller of the Currency                        Washington, D.C.

Securities and Exchange Commission
Division of Market Regulation                      Washington, D.C.

Federal Deposit Insurance Corporation              Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with obligor and underwriters. If the obligor or any
     ------------------------------------------
underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

     (See Note 1 on Page 4.)

Because the obligor is not in default on any securities issued under indentures under which the applicant is trustee, Items 3 through 15 are not required herein.

16.  List of Exhibits.
     ----------------

     All exhibits identified below are filed as a part of this statement of eligibility.

     1. A copy of the Articles of Association of First Union Trust Company, National Association, as now in effect, which contain the authority to commence business and a grant of powers to exercise corporate trust powers.

     2. A copy of the certificate of authority of the trustee to commence business, if not contained in the Articles of Association.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or (2) above.

     4. A copy of the existing By-laws of First Union Trust Company, National Association, or instruments corresponding thereto.

     5.   Inapplicable.

     6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 is included at Page 4 of this Form T-1 Statement.

     7. A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority is attached hereto.

     8.   Inapplicable.

     9.   Inapplicable.

                                      NOTE

Note 1: Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Union Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington, and State of Delaware, on the 8th day of January, 2002.

                 FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION
                 (trustee)

                 By: \s\ Edward L. Truitt, Jr.
                 Name: Edward L. Truitt, Jr.
                 Title: Vice President

                               CONSENT OF TRUSTEE

     Under section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by Community Trust Bancorp, Inc. Guarantee of Trust Preferred Securities, First Union Trust Company, National Association, as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                 FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION


                 By: \s\ Edward L. Truitt, Jr.
                 Name: Edward L. Truitt, Jr.
                 Title: Vice President

Dated: January 8, 2002

                                                                       Exhibit 1

Exhibit B                                                  Charter No. _________


                 FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION

                             ARTICLES OF ASSOCIATION
                             -----------------------

         For the purpose of organizing an association to carry on the business of banking under the laws of the United States, the undersigned do enter into the following Articles of Association:

         FIRST.  The title of this association shall be FIRST UNION TRUST
         -----
COMPANY, NATIONAL ASSOCIATION

         SECOND. The main office of this association shall be in Wilmington,
         ------
Delaware. The business of this association will be limited to that of a national trust bank. This association must obtain the prior written approval of the Office of the Comptroller of the Currency ("OCC") before amending its Articles of Association to expand the scope of its activities and services. Transfers of this association's stock are subject to prior approval of a federal depository institution regulatory agency. If no other agency approval is required, the OCC's approval must be obtained before the transfers. In such cases where OCC approval is required, the OCC will apply the definitions and standards of the Change in Bank Control Act and the OCC's implementing regulation to ownership changes in this association.

         THIRD. The Board of Directors of this association shall consist of not
         -----
less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during the full term of his directorship, shall own a minimum of $1,000 aggregate par value of stock of this association or a minimum par market value or equity interest of $1,000 of stock in the bank holding company controlling this association. Any vacancy in the Board of Directors may be filled by action of the Board of Directors.

         FOURTH. There shall be an annual meeting of the shareholders to elect
         ------
directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate, on the day of each year specified thereby in the bylaws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

            Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of this association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing bank management shall be made in writing and be delivered or mailed to the president of this association and to the OCC, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of this association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

            Such notification shall contain the following information to the extent known to the notifying shareholder:

                .    The name and address of each proposed nominee.

                .    The principal occupation of each proposed nominee.

                . The total number of shares of capital stock of this association that will be voted for each proposed nominee.

                . The name and residence address of the notifying shareholder.

                . The number of shares of capital stock of this association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairperson of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

         FIFTH. The authorized amount of capital stock of this association shall
         -----
be 2,000 shares of common stock of the par value of one hundred dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

            If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution by the shareholders at the time the increase is authorized. The Board of Directors will have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

            This association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

         SIXTH. The Board of Directors shall appoint one of its members
         -----
president of this association, who shall be chairperson of the Board of Directors, unless the Board of Directors appoints another director to be the chairperson. The Board of Directors shall have the power to appoint one or more vice presidents and to appoint a cashier and such other officers and employees as may be required to transact the business of this association.

            The Board of Directors shall have the power to:

                 . Define the duties of the officers and employees of this association.

                 . Fix the salaries to be paid to the officers and employees.

                 .     Dismiss officers and employees.

                 . Require bonds from officers and employees and to fix the penalty thereof.

                 . Regulate the manner in which ny increase of the capital of this association shall be made.

                 . Manage and administer the business and affairs of this association.

                 .     Make all bylaws that it may be lawful for the Board of
                        Directors to make.

                 . Generally to perform all acts that are legal for a Board of Directors to perform.

         SEVENTH. The Board of Directors shall have the power to change the
         -------
location of the main office to any other place within the limits of Wilmington, Delaware, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the association to any other location, without the approval of the shareholders.

         EIGHTH.  The corporate existence of this association shall continue
         ------
until terminated according to the laws of the United States.


         NINTH. The Board of Directors of this association, or any three or more
         -----
shareholders owning, in the aggregate, not less than 10 percent of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10 days prior to the date of the meeting to each shareholder of record at his address as shown upon the books of this association.

         TENTH. Each director and executive officer of this association shall be
         -----
indemnified by the association against liability in any proceeding (including without limitation a proceeding brought by or on behalf of this association itself) arising out of his status as such or his activities in either of the foregoing capacities, except for any liability incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of this association. Liabilities incurred by a director or executive officer of this association in defending a proceeding shall be paid by this association in advance of the final disposition of such proceeding upon receipt of an undertaking by the director or executive officer to repay such amount if it shall be determined, as provided in the last paragraph of this Article Tenth, that he is not entitled to be indemnified by this association against such liabilities.

         The indemnity against liability in the preceding paragraph of this Article Tenth, including liabilities incurred in defending a proceeding, shall be automatic and self-operative.

         Any director, officer or employee of this association who serves at the request of this association as a director, officer, employee or agent of a charitable, not-for-profit, religious, educational or hospital corporation, partnership, joint venture, trust or other enterprise, or a trade association, or as a trustee or administrator under an employee benefit plan, or who serves at the request of this association as a director, officer or employee of a business corporation in connection with the administration of an estate or trust by this association, shall have the right to be indemnified by this association, subject to the provisions set forth in the following paragraph of this Article Tenth, against liabilities in any manner arising out of or attributable to such status or activities in any such capacity, except for any liability incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of this association, or of the corporation, partnership, joint venture, trust, enterprise, association or plan being served by such person.

         In the case of all persons except the directors and executive officers of this association, the determination of whether a person is entitled to indemnification under the preceding paragraph of this Article Tenth shall be made by and in the sole discretion of the Chief Executive Officer of this association. In the case of the directors and executive officers of this association, the indemnity against liability in the preceding paragraph of this Article Tenth shall be automatic and self-operative.

         For purposes of this Article Tenth of these Articles of Association only, the following terms shall have the meanings indicated:

     (a) "association" means First Union Trust Company, National Association and its direct and indirect wholly-owned subsidiaries.

     (b) "director" means an individual who is or was a director of this association.

     (c) "executive officer" means an officer of this association who by resolution of the Board of Directors of this association has been determined to be an executive officer of this association for purposes of Regulation O of the Federal Reserve Board.


     (d) "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses, including counsel fees and expenses, incurred with respect to a proceeding.

     (e) "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (f) "proceeding" means any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     This association shall have no obligation to indemnify any person for an amount paid in settlement of a proceeding unless this association consents in writing to such settlement.

     The right to indemnification herein provided for shall apply to persons who are directors, officers, or employees of banks or other entities that are hereafter merged or otherwise combined with this association only after the effective date of such merger or other combination and only as to their status and activities after such date.

     The right to indemnification herein provided for shall inure to the benefit of the heirs and legal representatives of any person entitled to such right.

     No revocation of, change in, or adoption of any resolution or provision in the Articles of Association or By-laws of this association inconsistent with, this Article Tenth shall adversely affect the rights of any director, officer, or employee of this association with respect to (i) any proceeding commenced or threatened prior to such revocation, change, or adoption, or (ii) any proceeding arising out of any act or omission occurring prior to such revocation, change, or adoption, in either case, without the written consent of such director, officer, or employee.

     The rights hereunder shall be in addition to and not exclusive of any other rights to which a director, officer, or employee of this association may be entitled under any statute, agreement, insurance policy, or otherwise.

     This association shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of this association, or is or was serving at the request of this association as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, trade association, employee benefit plan, or other enterprise, against any liability asserted against such director, officer, or employee in any such capacity, or arising out of their status as such, whether or not this association would have the power to indemnify such director, officer, or employee against such liability, excluding insurance coverage for a formal order assessing civil money penalties against a director, officer or employee of this association.

     Notwithstanding anything to the contrary provided herein, no person shall have a right to indemnification with respect to any liability (i) incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this association, (ii) to the extent such person is entitled to receive payment therefor under any insurance policy or from any corporation, partnership, joint venture, trust, trade association, employee benefit plan, or other enterprise other than this association, or (iii) to the extent that a court of competent jurisdiction determines that such indemnification is void or prohibited under state or federal law.

     ELEVENTH. These Articles of Association may be amended at any regular or
     --------
special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

     IN WITNESS WHEREOF, we have hereunto set our hands this 25/th/ day of November, 1996.

            ORGANIZERS:



-------------------------                              -------------------------
Kent S. Hathaway                                       Keith D. Lembo



-------------------------                              -------------------------
Robert L. Andersen                                     Stephen J. Antal



                                                       -------------------------
                                                       Daniel Glassberg

                                                                       Exhibit 2

Comptroller of the Currency
Administrator of National Banks

Multinational Banking Division
250 E Street, SW
Washington, D.C. 20219-0001

                               CHARTER CERTIFICATE

         Whereas, satisfactory evidence has been presented to the Office of the Comptroller of the Currency that First Union Trust Company, National Association, located in Wilmington, State of Delaware, has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association;

         Now, therefore, I hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association.



In testimony whereof, witness my signature and Seal of office this fifteenth day of January 1997.





_____________________________________________
Deputy Comptroller for Multinational Banking


Charter Number 23201

                                                                       Exhibit 3

Comptroller of the Currency
Administrator of National Banks

Multinational Banking Division
250 E Street, SW
Washington, D.C. 20219-0001

                                TRUST CERTIFICATE

         Whereas, First Union Trust Company, National Association, Charter Number 23201, located in Wilmington, State of Delaware, being a National Banking Association, organized under the statutes of the United States, has made application for authority to act as fiduciary;

         And whereas, applicable provisions of the statutes of the United States authorize the granting of such authority;

         Now, therefore, I hereby certify that the said association is authorized to act in all fiduciary capacities by such statutes.



In testimony whereof, witness my signature and Seal of office this fifteenth day of January 1997.




_____________________________________________
Deputy Comptroller for Multinational Banking

                 FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION

                                     BYLAWS
                                     ------

                      AS AMENDED AND RESTATED MAY 27, 1997
                            AS AMENDED JULY 14, 2000

                                    ARTICLE I
                                    ---------

                            Meetings of Shareholders
                            ------------------------

     Section 1.1. Annual Meeting. The regular annual meeting of the shareholders
        `         --------------
for the election of directors and transaction of whatever other business may properly come before the meeting, shall be held at the Main Office of the Association, or such other place as the Board of Directors may designate, at 10:00 A.M., on the third Tuesday of February in each year, commencing with the year 1997 or such other time within 90 days as may be set by the Board of Directors. If, from any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of the law; and notice thereof shall be given in the manner herein

     Section 1.2. Special Meetings. Except as otherwise specifically provided by
                  ----------------
statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any one or more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of the Association.

     Section 1.3. Notice of Meetings. Notice of Annual and Special meetings
                  ------------------
shall mailed, postage prepaid, at least ten days prior to the date thereof provided for the annual meeting, addressed to each shareholder at his address appearing on the books of the Association;

but any failure to mail such notice, or any irregularity therein, shall not affect the validity of such meeting, or of any of the proceedings thereat. A shareholder may waive any such notice.

     Section 1.4. Organization of Meetings. The Chairman shall preside at all
                  ------------------------
meetings of shareholders. In his absence, the President, or a director designated by the Chairman shall preside at such meeting.

     Section 1.5. Proxies. Shareholders may vote at any meeting of the
                  -------
shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

     Section 1.6. Quorum. A majority of the outstanding capital stock,
                  ------
represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                   ARTICLE II
                                   ----------

                                    Directors
                                    ---------

     Section 2.1. Board of Directors. The Board of Directors (hereinafter
`                 ------------------
referred to as the "Board"), shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

     Section 2.2. Number. The Board shall consist of not less than five nor more
                  ------
than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board may not increase the number of directors to a number which: (a) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; and (b) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

     Section 2.3. Organization Meeting. A meeting shall be held for the purpose
                  --------------------
of organizing the new Board and electing and appointing officers of the Association for the succeeding year on the day of the Annual Meeting of Shareholders or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

     Section 2.4. Regular Meetings. The regular meetings of the Board shall be
                  ----------------
held on such days and time as the directors may, by resolution, designate; and written notice of any change thereof shall be sent to each member. When any regular meeting of the Board falls upon a legal holiday, the meeting shall be held on such other day as the Board may designate.

     Section 2.5. Special Meetings. Special meetings of the Board may be called
                  ----------------
by the Chairman of the Board, or President, or at the request of three or more directors. Each director shall be given notice of each special meeting, except the organization meeting, at least one day before it is to be held by facsimile, telephone, telegram, letter or in person. Any director may waive any such notice.

     Section 2.6. Quorum. A majority of the directors shall constitute a quorum
                  ------
at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned without further notice.

     Section 2.7. Term of Office and Vacancy. Directors shall hold office for
                  --------------------------
one year and until their successors are elected and have qualified. No person shall stand for election as a director of this Association if at the date of his election he will have passed his seventieth birthday; provided, however, this prohibition shall not apply to persons who are active officers of this Association, an affiliate bank, or its parent corporation, or a former chief executive officer of the Association. No person, who is not an officer or former officer of this Association, an affiliate bank, or its parent corporation and who has discontinued the principal position or activity the person held when initially elected, shall be recommended to the shareholders for reelection; provided, however, that exceptions may be made because of a change in principal position or activity which would be compatible with continued service to this Association. No person elected as a director may exercise any of the powers of his office until he has taken the oath of office as prescribed by law. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

     Section 2.8. Nominations. Nominations for election to the Board may be made
                  -----------
by the Executive Committee or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors.

     Section 2.9. Communications Equipment. Any or all directors may participate
                  ------------------------
in a meeting of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

     Section 2.10. Action Without Meeting. Any action required or permitted to
                   ----------------------
be taken by the Board or committee thereof by law, the Association's Articles of Association, or these Bylaws may be taken without a meeting, if, prior or subsequent to the action, all members of the Board or committee shall individually or collectively consent in writing to the action. Each written consent or consents shall be filed with the minutes of the proceedings of the Board or committee. Action by written consent shall have the same force and effect as a unanimous vote of the directors, for all purposes. Any certificate or other documents which relates to action so taken shall state that the action was taken by unanimous written consent of the Board or committee without a meeting.

                                   ARTICLE III
                                  ------------

                             Committees of the Board
                             -----------------------

     Section 3.1. Executive Committee. The Board may by resolution adopted by a
                  -------------------
majority of the entire Board designate an Executive Committee consisting of the Chairman of the Board, the President, and not less than two other directors. Subject to the national banking laws and the Association's Articles of Association, the Executive Committee may exercise all the powers of the Board of Directors with respect to the affairs of the Association, except that the Executive Committee may not:

     1. (a) exercise such powers while a quorum of the Board of Directors is actually convened for the conduct of business,

          (b) exercise any power specifically required to be exercised by at least a majority of all the directors,

          (c) act on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the board, or

          (d) amend or repeal any resolution theretofore adopted by the Board of

          Directors which by its terms is amendable or repealable only by the Board;

     2. amend the Articles of Association or make, alter or repeal any Bylaw of the Association;

     3. elect or appoint any director, create or fill any vacancies in the Board of Directors or remove any director, or authorize or approve any change in the compensation of any officer of the Association who is also a director of the Association;

     4. authorize or approve issuance or sale or contract for sale of shares of stock of the Association, or determine the designation and relative rights, preferences and limitations of a class or series of shares;

     5. adopt an agreement of merger or consolidation, or submit to shareholders any action that requires shareholder approval, including any recommendation to the shareholders concerning the sale, lease or exchange of all or substantially all the Association's property and assets, a dissolution of the Association or a revocation of a previously approved dissolution; or

     6. authorize an expenditure by the Association in excess of $10 million for any one item or group of related items.

The committee shall hold regular meetings at such times as the members shall agree and whenever called by the chairman of the committee. A majority of the committee shall constitute a quorum for the transaction of business. The committee shall keep a record of its proceedings and shall report these proceedings to the Board at the regular meetings thereof. The committee shall serve as the nominating committee for nominations to the Board.

     Section 3.2. Chairman of the Executive Committee. The Board may designate
                  -----------------------------------
one of its
members to be Chairman of the Executive Committee who shall preside at the meetings thereof and shall perform such duties as the Board shall assign to him from time to time.

     Section 3.3. Audit Committee. The Board shall appoint a committee of three
                  ---------------
or more persons exclusive of the officers of this Association which committee shall be known as the Audit Committee. It shall be the duty of this committee at least once in every twelve months to examine the affairs of the Association, and determine whether it is in a sound and solvent condition and to recommend to the Board such changes in the manner of doing business, etc. , as may seem to be desirable. The committee nay cause such examination to be made in its behalf and under its supervision by outside accountants and may also use the services of any other persons either inside or outside the Association to assist in its work. The results of each examination shall be reported in writing to the Board.

     Section 3.4. Audit of Trust Department. The Audit Committee shall, at least
                  -------------------------
once during each calendar year and within fifteen months of the last such audit make suitable audits of the Trust Department or cause suitable audits to be made by auditors responsible only to the Board, and at such time shall ascertain whether the department has been administered in accordance with law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles. In lieu of such periodic audit the Audit Committee, at the election of the Board, may conduct or cause to be conducted by auditors responsible only to the Board an adequate continuous audit system adopted by the Board. A written report of such periodic or continuous audit shall be made to the Board.

     Section 3.5. Other Committees. The Board may appoint from time to time
                  ----------------
other committees composed of one or more persons each, for such purposes and with such powers as the Board may determine. The Chairman of the Board shall have the power to designate another person to serve on any committee during the absence or inability of any member thereof so to serve.

     Section 3.6. Directors' Emeritus. The Board may designate one or more
                  -------------------
persons to serve as Director Emeritus. Such Director Emeritus shall have the right to attend any and all meetings of the Board, but shall have no vote at such meetings. A person designated as Director Emeritus may serve in that capacity for a period of three years.

     Section 3.7. Alternate Committee Members. The Board may, from time to time,
                  ---------------------------
appoint one or more, but no more than three persons to serve as alternate members of a committee, each of whom shall be empowered to serve an that committee in place of a regular committee member in the event of the absence or disability of that committee member. An alternate committee member shall, when serving on a committee, have all of the powers of a regular committee member. Alternate committee members shall be notified of, and requested to serve at, a particular meeting or meetings, or for particular periods of time, by or at the direction of the chairman of the committee or the Chairman of the Board.

                                   ARTICLE IV
                                   ----------

                                    Officers
                                    --------

     Section 4.l. Officers. The officers of the Association may be a Chairman
                  --------
of the Board, a Vice Chairman of the Board, one or more Chairmen or Vice Chairmen (who shall not be required to be directors of the Association), a President, one or more Vice Presidents, a Secretary, a Cashier or Treasurer, and such other officers, including officers holding similar or equivalent titles to the above in regions, divisions or functional units of the Association, as may be appointed by the Board of Directors. The Chairman of the Board and the President shall be members of the Board of Directors. Any two or more offices may be held by one person, but no officer shall sign or execute any document in more than one capacity.

     4.2. Term of Office. The officers who are required by the articles of
          --------------
association or the bylaws to be members of the Board shall hold their respective offices until the Organization meeting of the Board following the annual meeting of shareholders or until their respective successors shall have been elected, unless they shall resign, become disqualified or be removed from office. Each other officer shall hold office at the pleasure of the Board. Any officer may be removed at any time by the Board.

     Section 4.3. Chairman of the Board. The chairman of the board shall be
                  ---------------------
designated as Chairman of the Board. He shall preside at all meetings of the stockholders and directors and he shall be a member of all committees of the Board except the Audit Committee. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board. He shall be subject only to the direction and control of the Board.

     Section 4.4. President. The president shall be the chief executive officer
                  ---------
of the Association and he shall be designated as President and Chief Executive Officer. In the absence of the Chairman the President shall preside at all meetings of the Board. The President shall be a member of each committee of the Board except the Audit Committee. He shall have the powers and perform the duties conferred or imposed upon the President by the national banking laws, and he shall have such other powers and perform such other duties as nay from time to time be imposed upon or assigned to him by the Board.

     Section 4.5. Chief Financial Officer. The Chief Financial officer shall
                  -----------------------
have such title as may be designated by the Board and he shall be responsible for all monies, funds and valuables of this Association, provide for the keeping of proper records of all transactions of the Association, report to the Board at each regular meeting the condition of the Association, submit to the Board, when requested, a detailed statement of the income and expenses, be responsible for the conduct and efficiency of all persons employed under him, and perform such other duties as may be from time to time assigned to him by the Board.

     Section 4.6. Other Officers. All other officers shall respectively exercise
                  --------------
such powers and perform such duties as generally pertain to their several offices, or as may be conferred upon or assigned to them by the Board, the Chairman of the Board or the President.

     Section 4.7. Bond. Each officer and employee, if so required by the Board,
                  ----
shall give bond with surety to be approved by the Board, conditioning for the honest discharge of his duties as such officer or employee. In the discretion of the Board, such bonds may be individual, schedule or blanket form, and the premiums may be paid by the Association.

     Section 4.8. Officers Acting as Assistant Secretary. Notwithstanding
                  --------------------------------------
Section 4.la of this Article IV, any Senior Vice President, Vice President or Assistant Vice President shall have, by virtue of his office, and by authority of the Bylaws, the authority from time to time to act as an Assistant Secretary of the Association, and to such extent, said officers are appointed to the office of Assistant Secretary.

                                    ARTICLE V
                                    ---------

                                Trust Department
                                ----------------

     Section 5.1. Trust Department. There shall be a department of the
                  ----------------
Association known as the Trust Department which shall perform the fiduciary responsibilities of the Association. opinions of counsel shall be retained on file in the Trust Department in connection with all important matters pertaining to fiduciary activities.

     Section 5.2. Trust Investment. Funds held in a fiduciary capacity shall be
                  ----------------
invested in accordance with the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of the investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

     Section 5.3 General Trust Committee. There shall be a General Trust
                 -----------------------
Committee composed of not less than four (4) members of the Board of Directors or officers of this Association who shall be appointed annually, or from time to time, by the Board of Directors of this Association. Each member shall serve until his successor is appointed. The Board of Directors or the Chairman of the Board may change the membership of the General Trust Committee at any time, fill any vacancies therein, or discharge any member thereof with or without cause at any time. The General Trust Committee shall counsel and advise on all matters relating to the business or affairs of the Trust Department and shall adopt overall policies for the conduct of the business of the Trust Department, including, but not limited to: general administration, investment policies, new business development, and review for approval of major assignments of functional responsibilities. The General Trust Committee shall appoint the members of the following subcommittees: the Investment Policy Committee, Personal Trust Administration Committee, Account Review Committee, and Corporate and Institutional Accounts Committee. The General Trust Committee shall meet at least quarterly or as called for by its Chairman or any three (3) members of the Committee. A quorum shall consist of three (3) members.

In carrying out its responsibilities, the General Trust Committee shall review the fiduciary activities of the Trust Department and may assign the administration and performance of any fiduciary powers or duties to any officers or employees of the Trust Department or to the Investment Policy Committee, Personal Trust Administration Committee, Account Review Committee, or Corporate and Institutional Accounts Committee, or other committees it may designate. One of the methods to be used in the review process will be the scrutiny of the Reports of Examination by the Office of the Comptroller of the Currency and the reports of the Audit Division of First Union Corporation, as they relate to the activities of the Trust Department. The Chairman of the General Trust Committee shall be appointed by the Chairman of the Board of Directors. The Chairman of the General Trust Committee shall cause to be recorded in appropriate minutes all actions taken by the Committee. The minutes shall be signed by its Secretary, approved by its Chairman and submitted to the Board of Directors at its next regularly scheduled meeting following a meeting of the General Trust Committee. The Board of Directors retains responsibility for the proper exercise of this Association's fiduciary powers.

     Section 5.4 Investment Policy Committee. There shall be an Investment
                 ---------------------------
Policy Committee composed of not less than seven (7) officers and/or employees of this Association, who shall be appointed annually or from time to time by the General Trust Committee. Each member shall serve until his or her successor is appointed. Meetings shall be called by the Chairman or by any two (2) members of the Committee. A quorum shall consist of five (5) members. The Investment Policy Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the General Trust Committee. All actions taken by the Investment Policy Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman, and submitted to the General Trust Committee at its next ensuing regular meeting for its review and approval.

     Section 5.5 Personal Trust Administration Committee. There shall be a
`                ---------------------------------------
Personal Trust Administration Committee composed of not less than five (5) officers and/or employees of this Association, who shall be appointed annually or from time to time by the General Trust Committee.

Each member shall serve until his or her successor is appointed. Meetings shall be called by the Chairman or by any three (3) members of the Committee. A quorum shall consist of three (3) members. The Personal Trust Administration Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the General Trust Committee. All actions taken by the Personal Trust Administration Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman, and submitted to the General Trust Committee at its next ensuing regular meeting for its review and approval.

     Section 5.6 Account Review Committee. There shall be an Account Review
                 ------------------------
Committee composed of not less than four (4) officers and/or employees of this Association, who shall be appointed annually or from time to time by the General Trust Committee. Each member shall serve until his or her successor is appointed. Meetings shall be called by the Chairman or by any two (2) members of the Committee. A quorum shall consist of three (3) members. The Account Review Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the General Trust Committee. All actions taken by the Account Review Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman, and submitted to the General Trust Committee at its next ensuing regular meeting for its review and approval.

     Section 5.7 Corporate and Institutional Accounts Committee. There shall be
`                ----------------------------------------------
a Corporate and Institutional Accounts Committee composed of not less than five
(5) officers and/or employees of this Association, who shall be appointed annually or from time to time by the General Trust Committee. Each member shall serve until his or her successor is appointed. Meetings shall be called by the Chairman or by any two (2) members of the Committee. A quorum shall consist of three (3) members. The Corporate and Institutional Accounts Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the General Trust Committee. All actions taken by the Corporate and Institutional Accounts Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman, and submitted to the General Trust Committee at its next ensuing regular meeting for its review and approval.

                                   ARTICLE VI
                                   ----------

                        Stock Certificates and Transfers
                        --------------------------------

     Section 6.1. Stock Certificates. Ownership of capital stock of the
`                 ------------------
Association shall be evidenced by certificates of stock signed by the Chairman or President, and the Secretary, or an Assistant Secretary. Each certificate shall state upon its face that the stock is transferable only upon the books of the Association by the holder thereof, or by duly authorized attorney, upon the surrender of such certificate, and shall meet the requirements of Section 5139, United States Revised Statutes, as amended.

     Section 6.2. Transfers. The stock of this Association shall be assignable
`                 ---------
and transferable only
on the books of this Association, subject to the restrictions and provisions of the national banking laws; and a transfer book shall be provided in which all assignments and transfers of stock shall be made. When stock is transferred, the certificates thereof shall be returned to the Association, canceled, preserved and new certificates issued.

     Section 6.3. Dividends. Dividends shall be paid to the shareholders in
`                 ---------
whose names the stock shall stand at the close of business on the day next preceding the date when the dividends are payable, provided, however, that the directors may fix another date as a record date for the determination of the shareholders entitled to receive payment thereof.

                                   ARTICLE VII
                                   -----------

                                Increase of Stock
                                -----------------

     7.1. Capital Stock. Shares of the capital stock of the Association, which
          ------- -----
have been authorized but not issued, may be issued from time to time for such consideration, not less than the par value thereof, as may be determined by the Board.

                                  ARTICLE VIII
                                  ------------

                                 Corporate Seal
                                 --------------

     Section 8.1. Seal. The seal, an impression of which appears below, is the
`                 ----
seal of the Association adopted by the Board of Directors:


                                     [Seal]

     The Chairman of the Board, the Vice Chairman, the President, Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, each Assistant Vice President, the Chief Financial Officer, the Secretary, each Assistant Secretary, each Trust Officer, each Assistant Trust Officer or each Assistant Cashier, shall have the authority to affix the corporate seal of this Association and to attest to the same.

                                   ARTICLE IX
                                   ----------

                            Miscellaneous Provisions
                            ------------------------

     Section 9.l. Fiscal Year. The fiscal year of the Association shall be the
                  -----------
calendar year.

     Section 9.2. Execution of Instruments. All agreements, indentures,
                  ------------------------
mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, notices, applications, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman of the Board, the Vice Chairman of the Board, any Chairman or Vice Chairman, the President, any Vice President or Assistant Vice President, the Secretary or any Assistant Secretary, the Cashier or Treasurer or any Assistant Cashier or Assistant Treasurer, or any officer holding similar or equivalent titles to the above in regions, divisions or functional units of the Association, or, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer or Assistant Trust Officer (or equivalent titles); provided, however, that where required, any such instrument shall be attested by one of said officers other than the officer executing such instrument. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 9.2 are supplementary to any other provision of these Bylaws.

     Section 9.3. Records. The organization papers of this Association, the
`                 -------
articles of association, the bylaws and any amendments thereto, the proceedings of all regular and special meetings of the shareholders and of the directors, the returns of the judges of elections, and the reports of the committees of directors shall be recorded in an appropriate minute book, and the minutes of each meeting shall be signed by the Secretary or any other officer appointed to act as secretary of the meeting.

     Section 9.4. Banking Hours. This Association and its branch offices shall
`                 -------------
be open on such days and during such hours as shall be fixed from time to time by the Board.

     Section 9.5. Voting Shares of Other Corporations. The Chairman, any Vice
`                 -----------------------------------
Chairman, the President, or any Vice President is authorized to vote, represent and exercise on behalf of this Association all rights incident to any and all shares of stock of any other corporation standing in the name of the Association. The authority granted herein may be exercised by such officers in person or by proxy or by power of attorney duly executed by said officer.

                                    ARTICLE X
                                    ---------

                                     Bylaws
                                     ------

     Section 10.1. Inspection. A copy of the Bylaws, with all amendments
`                  ----------
thereto, shall at
all times be kept in a convenient place at the Head Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

     Section 10.2. Amendments. These Bylaws may be changed or amended at any
                   ----------
regular or special meeting of the Board by the vote of a majority of the Directors.

Legal Title of Bank:       First Union Trust Company, National Association        Call Date: 09/30/2001 FFIEC 032
Address:                   One Rodney Square, Suite 102                                                 Page RC-1
City, State, Zip:          Wilmington, DE 19801
FDIC Certificate #:        34465
                           -----


Consolidated Report of Condition for September 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                            C400
                                    Dollar Amount in Thousands RCFD Bil Mil Thou
                                    --------------------------------------------

     ASSETS
 1.  Cash and balances due from depository institutions (from Schedule RC-A):
     a.  Noninterest-bearing balances and currency and coin (1) ..............................   0081         105      1.a.
     b.  Interest-bearing balances (2)                                                           0071           0      1.b.
 2.  Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A) ..........................   1754           0      2.a.
     b.  Available-for-sale securities (from Schedule RC-B, column D) ........................   1773         211      2.b.
 3.  Federal funds sold and securities purchased under agreements to resell ..................   1350           0      3.
 4.  Loans and lease financing receivables
     a.  Loans and leases, net of unearned income (from Schedule RC-C) .......  RCFD 2122  286,018              4.a.
     b.  LESS: Allowance for loan and lease losses ...........................  RCFD 3123        0              4.b.
     c.  LESS: Allocated transfer risk reserve ...............................  RCFD 3128        0              4.c.
     d.  Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c) .................................   2125     286,018      4.d.
 5.  Trading assets (from Schedule RC-D) .....................................................   3545           0      5.
 6.  Premises and fixed assets (including capitalized leases) ................................   2145           0      6.
 7.  Other real estate owned (from Schedule RC-M) ............................................   2150           0      7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)     213           0      8.
 9.  Customers' liability to this bank on acceptances outstanding ............................   2155           0      9.
10.  Intangible assets (from Schedule RC-M) ..................................................   2143           0     10.
11.  Other assets (from Schedule RC-F)                                                           2160         628     11.
12.  Total assets (sum of items 1 through 11) ................................................   2170     286,962     12.

_____________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:       First Union Trust Company, National Association      Call Date: 09/30/2001 FFIEC 032
Address:                   One Rodney Square, Suite 102                                               Page RC-1
City, State, Zip:          Wilmington, DE 19801
FDIC Certificate #:        34465
                           -----


Schedule RC--Continued

                                     Dollar Amount in Thousands     Bil Mil Thou
                                     -------------------------------------------

LIABILITIES
13.  Deposits:
      a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,
         part I) ................................................................................  RCON 2200           0    13.a.
         (1)  Noninterest-bearing (1) ...................   RCON 6631                           0                           13.a.(1)
         (2)  Interest-bearing ..........................   RCON 6636                           0                           13.a.(2)
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,
         part II) ...............................................................................  RCFN 2200           0    13.b.
         (1)  Noninterest-bearing .......................   RCFN 6631                           0                           13.b.(1)
         (2)  Interest-bearing ..........................   RCFN 6636                           0                           13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase .................  RCFD 2800           0    14.
15.  a.  Demand notes issued to the U.S. Treasury ...............................................  RCON 2840           0    15.a.
     b.  Trading liabilities (from Schedule RC-D) ...............................................  RCFD 3548           0    15.b.
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a . With a remaining maturity of one year or less ..........................................  RCFD 2332           0    16.a.
     b.  With a remaining maturity of more than one year through three years ....................  RCFD A547           0    16.b.
     c.  With a remaining maturity of more than three years .....................................  RCFD A548           0    16.c.
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding ...................................  RCFD 2920           0    18.
19.  Subordinated notes and debentures (2) ......................................................  RCFD 3200           0    19.
20.  Other liabilities (from Schedule RC-G) .....................................................  RCFD 2930      10,418    20.
21.  Total liabilities (sum of items 13 through 20) .............................................  RCFD 2948      10,418    21.
22.  Minority Interest in consolidated subsidiaries .............................................  RCFD 3000           0    22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus ..............................................  RCFD 3838           0    23.
24.  Common stock ...............................................................................  RCFD 3230         200    24.
25.  Surplus (exclude all surplus related to preferred stock) ...................................  RCFD 3839     416,119    25.
26.  a.  Undivided profits and capital reserves .................................................  RCFD 3632   (139,779)    26.a.
     b.  Net unrealized holding gains (losses) on available-for-sale securities .................  RCFD 8434           4    26.b.
27.  Cumulative foreign currency translation adjustments ........................................  RCFD 3284           0    27.
28.  Total equity capital (sum of items 23 through 27) ..........................................  RCFD 3210     276,544    28.
29.  Total liabilities and equity capital (sum of items 21 and 28) ..............................  RCFD 3300     286,962    29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed for                                   Number
     the bank by independent external auditors as of any date during 1996 ......................  RCFD 6724 N/A    M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

____________
(1) Includes total demand deposits and noninterest-bearing time and savings deposit.
(2) Includes limited-life preferred stock and related surplus.

                                        6